Exhibit 10.76

Exhibit “A”

PROMISSORY NOTE

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

$100,000.00	September 1, 2001

Englewood Cliffs, NJ

FOR VALUE RECEIVED, the receipt of which is hereby acknowledged, BIOVEST INTERNATIONAL, INC., a Delaware corporation having its corporate office at 540 Sylvan Avenue, Englewood Cliffs, New Jersey 07632 (the “Company”), hereby promises to pay to the order of Dr. David DeFouw, having an address of 4 Van Fleet Court, Hillsborough NJ 08876 (“Holder”), or such other address as Holder may notify the Company, the principal sum of $100,000.00 (the “Principal”), together with interest thereon, as follows:

1.	Accrual of Interest. Interest shall accrue on the outstanding balance of Principal from time to time at the rate of 10% per annum. No payment of interest shall be due until maturity.

2.	Maturity. The Principal amount due under this Note shall become immediately due and payable to Holder automatically and without further action or notice on the part of Holder, upon the one year anniversary of the date of this Note

3.	Prepayment. All payments due under this Note shall be made by check payable to HOLDER. The Company, at its option, may prepay this Note at any time in whole or in part without premium or penalty, subject to HOLDER’s right to convert the sums due hereunder to equity as set forth in paragraph (4) herein.

4.	Option to Convert To Equity. At any time prior to the six month anniversary date, or prior to payment of the outstanding sums due under this Note, HOLDER may elect to convert the outstanding balance due to equity ownership of Common Stock of the Company at the rate of $3.00 per share of common stock. This exercise shall be made in writing, addressed to the Company at its Executive Offices at 540 Sylvan Avenue, Englewood Cliffs, NJ 07632.

5.

Miscellaneous. Notwithstanding any provision herein or in any documents or instrument now or hereafter securing this Note, the total liability for payments in the nature of interest shall not exceed the limits now or at any time in the future imposed by the applicable laws of the State of New York. This Note shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements entered into and to be performed entirely within such State.

IN WITNESS WHEREOF, this Note has been executed as of the date first above written.

BIOVEST INTERNATIONAL, INC.

By:	/s/ Othon Mourkakos

Name:	Othon Mourkakos

Title:	President

February 28, 2005

Dr. David O. DeFouw

4 Van Fleet Court

Hillsborough NJ 08844

Modification of Promissory Note Dated September 1, 2001

BioVest International, Inc. and Dr. David DeFouw hereby agree as follows:

This letter-agreement sets forth the terms of a modification and extension of the Promissory Note dated September 1, 2001 (the “Promissory Note”) from BioVest (previously Cellex Biosciences, Inc.) payable to Dr. DeFouw. In settlement of any and all outstanding claims or obligations arising from this Promissory Note, and by way of modification of the payment schedule contained therein, BioVest and Dr. David DeFouw hereby agree to the following:

1.	The sum owed by BioVest under the Promissory Note, including interest, is $137,506.85 (the “Agreed Note Amount”) as of February 28, 2005. BioVest will pay the Agreed Note Amount, with continuing interest at the rate of 10% per annum, in twelve equal monthly installments of $12,089.04 per month commencing on March 15, 2005 and on the fifteenth day of each month thereafter until the final payment of $ 12,089.04 due and payable on February 15, 2006.

2.	BioVest will deliver a form of Confession of Judgment in the full amount owed as set forth in paragraph 1 above. The terms of the Confession of Judgment shall provide that upon a default in the scheduled payments by BioVest, after 20 days written notice delivered to James McNulty, CPA, 5310 Cypress Center Drive # 101, Tampa, FL 33609, which default remains uncured after such 20-day period, the Judgment may be entered for the balance due, after deduction of any payments previously made pursuant to this modification agreement.

3.	All shares of common stock owned by Dr. DeFouw, and any Options or Warrants to purchase shares of BioVest which have been granted to him will remain outstanding under their terms.

4.	The terms set forth above shall constitute an extension and modification of the payment schedule and the terms of the Promissory Note. So long as BioVest makes the payments as required herein, the Promissory Note will be considered in good standing and current pursuant to these modified terms.

Once signed below by you and by BioVest, this letter-agreement will constitute an agreement binding on both BioVest and you.

The undersigned for good and valuable consideration acknowledge and agree to the terms of extension and modification of the Promissory Note set forth hereinabove.

BioVest International, Inc. By /s/ David Moser David Moser, Director of Legal Affairs	Date:

By /s/ Dr. David DeFouw Dr. David DeFouw	Date:

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